Exhibit 10.15

INDEMNIFICATION AGREEMENT

DATED as of the ___ day of ___, 2024.

BETWEEN:

DEVVSTREAM CORP., a corporation incorporated under the laws of Alberta

(hereinafter called the “Corporation”)

- AND –

____________________, an individual residing at ___________________

(hereinafter called the “Indemnified Party”)

WHEREAS Section 124(1) of the Business Corporations Act (Alberta) (the “Act”), under which the Corporation is incorporated, provides that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of another entity, against all Costs, Charges and Expenses (as defined below), including an amount paid to settle an action or satisfy a judgement, reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other proceeding to which they are involved by reason of being or having been a director or officer of that corporation or other entity, if (a) they acted honestly and in good faith with a view to the best interests of the corporation, or as the case may be, to the best interests of the other entity for which they acted as a director or officer at the corporation’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful;

AND WHEREAS in addition, Section 124(2) of the Act provides that a corporation may with the approval of a court indemnify an individual referred to in Section 124(1) of the Act in respect of an action by or on behalf of the corporation or body corporate to procure a judgement in its favour, to which they are made a party by reason of being or having been a director or officer of that corporation or other entity, against all Costs, Charges and Expenses reasonably incurred by them in connection with such action if they fulfil the conditions set out in subparagraphs (a) and (b) in the recital above;

AND WHEREAS in addition, Section 124(3) of the Act provides that notwithstanding anything in Section 124(1), an individual referred to in Section 124(1) of the Act is entitled to indemnity from the corporation in respect of all Costs, Charges and Expenses reasonably incurred by them in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject by reason of being or having been a director or officer of that corporation or other entity, if the individual seeking indemnity was not judged by a court or competent authority to have committed any fault or omitted to do anything that the person ought to have done, fulfils the conditions set out in subparagraphs (a) and (b) in the first recital above, and is fairly and reasonably entitled to indemnity;

AND WHEREAS the by-laws (the “By-Laws”) of the Corporation permit indemnification in accordance with the foregoing and in such other circumstances as the Act permits or requires;

AND WHEREAS in addition, Section 124(4) of the Act empowers a corporation to purchase and maintain insurance for the benefit of any such individuals referred to in subsection 124(1) of the Act against any liability incurred by them (a) in their capacity as a director or officer of the corporation; (b) in their capacity as a director or officer of another body corporate when they act or acted in that capacity at the corporation’s request;

AND WHEREAS the Corporation desires to have the Indemnified Party serve or continue to serve as a director or officer of the Corporation, or as a director or officer of any subsidiary or affiliate of the Corporation or any entity of which the Corporation is or was a shareholder or creditor (each a “Corporation Affiliate”) of which they have been or is serving, or will serve at the request of the Corporation, free from undue concern for unpredictable, inappropriate or unreasonable claims for damages by reason of them being, or having been, a director or officer of the Corporation or a director of officer of a Corporation Affiliate or by reason of their decisions or actions on their behalf;

AND WHEREAS the Indemnified Party is willing to serve, or to continue to serve, or to take on additional service for, the Corporation or the Corporation Affiliates in such aforesaid capacities on the condition that they be indemnified as provided for herein;

NOW THEREFORE IN CONSIDERATION OF the premises and mutual covenants herein contained, and in consideration of the sum of One Dollar ($1.00) paid by the indemnified Party to the Corporation (the receipt of which is hereby acknowledged) and the indemnified Party acting and/or agreeing to continue to act as a director and/or officer of the Corporation or as a director and/or officer of a Corporation Affiliate, the Corporation and the Indemnified Party do hereby covenant and agree as follows:

1.
Agreement to Serve

The Indemnified Party agrees to serve or continue to serve as a director or officer of the Corporation or as a director or officer of a Corporation Affiliate (in the case of a Corporation officer or Corporation Affiliate officer, at the will of the Corporation or Corporation Affiliate, or under a separate contract, if any such contract exists or shall hereafter exist), honestly and in good faith with a view to the best interests of the Corporation or Corporation Affiliate so long as they are duly elected and qualified in accordance with the provisions of the Act and the By-Laws of the Corporation or Corporation Affiliate if applicable, provided, however, that (i) the Indemnified Party may at any time and for any reason resign from such position (subject to any contractual obligations which the Indemnified Party shall have assumed apart from this Agreement), and (ii) neither the Corporation nor any Corporation Affiliate shall have any obligation under this Agreement to continue the Indemnified Party in any such position.

2.
Indemnification

(a)
To the full extent allowed by law, the Corporation and Corporation Affiliate jointly and severally agree to indemnify and save harmless the Indemnified Party, their estate, executors, administrators, legal representatives and lawful heirs, from and against any and all costs, charges or expenses (including, but not limited to, an amount paid to settle any action or to satisfy any judgment, legal fees on a solicitor and client basis, other professional fees, out-of-pocket expenses for attending proceedings including discoveries, trials, hearings and meetings, and any amount for which they are liable by reason of any statutory provision whether civil, criminal or otherwise) (hereinafter referred to as “Costs, Charges and Expenses”), reasonably suffered or incurred by the Indemnified Party, their estate, executors, administrators, legal representatives and lawful heirs, directly or indirectly, as a result or by reason of the Indemnified Party: (i) being or having been a director or officer of the Corporation or Corporation Affiliate or by reason of any action taken by the Indemnified Party in their capacity as a director or officer of the Corporation or Corporation Affiliate; or (ii) being or having been a member of a committee of the board of directors of the Corporation or Corporation Affiliate; subject however to compliance with the Act and this Agreement, including without limitation, subparagraphs 2(b)(i)(1) and (2) and subparagraphs 2(b)(iv)(1) and (2).

(b)	In addition, and without limitation of the previous subparagraph 2(a), the Corporation agrees:

(i)
except in respect of an action by or on behalf of the Corporation or Corporation Affiliate to procure a judgment in its favour, to indemnify the indemnified Party, their estate, executors, administrators, legal representatives and lawful heirs, from and against all Costs, Charges and Expenses reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved (including actions, proceedings, investigations, inquiries or hearings in which the Indemnified Party is compelled by the authorities or requested by the Corporation or Corporation Affiliate to participate, whether or not charges have been laid against the Corporation, Corporation Affiliate or Indemnified Party), by reason of being or having been a director or officer of the Corporation or Corporation Affiliate, if:

(1)	he acted honestly and in good faith with a view to the best interests of the Corporation, or the best interests of the Corporation Affiliate, as the case may be; and

(2)
in the case of a criminal or administrative action, proceeding, investigation, inquiry or hearing that is enforced by monetary penalty, the Indemnified Party had reasonable grounds for believing that their conduct was lawful;

(ii)
to indemnify the Indemnified Party and their estate, executors, administrators, legal representatives and lawful heirs from and against all Costs, Charges and Expenses of any action by or on behalf of the Corporation or Corporation Affiliate to procure a judgment in its favour, to which they are made a party by reason of being or having been a director or officer of the Corporation or Corporation Affiliate, if the Indemnified Party has fulfilled the conditions set forth in subparagraphs (b)(i)(1) and (2) set out above and if the Corporation obtains the approval of the Court (as defined in the Act) to grant such indemnity;

(iii)
in the event that the approval of the Court is required to effect any indemnification granted hereunder, the Corporation agrees to make application for and use its best efforts to obtain the Court’s approval to such indemnification provided that the Indemnified Party has fulfilled the conditions set forth in subparagraphs (b)(i)(1) and (2) herein;

(iv)
notwithstanding subparagraphs (b)(i) and (ii) above, to indemnify the Indemnified Party and their estate, executors, administrators, legal representatives and lawful heirs against all Costs, Charges and Expenses reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other proceeding to which they are subject (including actions, proceedings, investigations, inquiries or hearings in which the Indemnified Party is compelled by the authorities or requested by the Corporation or Corporation Affiliate to participate, whether or not charges have been laid against the Corporation, Corporation Affiliate or Indemnified Party), by reason of being or having been a director or officer of the Corporation or Corporation Affiliate if the Indemnified Party:

(1)	was not judged by the Court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(2)	fulfils the conditions set forth in subparagraphs (b)(i) (1) and (2) set out above;

(v)
for the purposes of this Agreement including, without limitation, paragraph 2 hereof, the termination of any such civil, criminal, administrative, investigative or other action, proceeding, investigation, inquiry or hearing, by judgment, order, settlement, conviction or similar or other result, shall not, of itself, create a presumption either that the Indemnified Party did not act honestly or in good faith with a view to the best interests of the Corporation or Corporation Affiliate or that, in the case of a criminal or administrative action, proceeding, investigation, inquiry or hearing that is enforced by a monetary penalty, the Indemnified Party did not have reasonable grounds for believing that their conduct was lawful.

(vi)
[For purposes of any determination under this Agreement, the Indemnified Party will be deemed, subject to compelling evidence to the contrary, to have acted in good faith and in the best interests of the Corporation or any Corporation Affiliate.]

(vii)
[The Corporation will have the burden of establishing the absence of good faith. The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Corporation or any Corporation Affiliate will not be imputed to the Indemnified Party for purposes of determining the right to indemnification under this Agreement.]

(c)
The intention of this Agreement is to provide the Indemnified Party indemnification to the fullest extent permitted by law and without limiting the generality of the foregoing and notwithstanding anything contained herein: (i) nothing in this Agreement shall be interpreted, by implication or otherwise, in limitation of the scope of the indemnification provided in subparagraphs 2(a) and (b) hereof; and (ii) subparagraph 2(b) is intended to provide indemnification to the Indemnified Party that is not specifically prohibited by a court of competent jurisdiction and to the fullest extent permitted by the Act and, in the event that the Act is amended to permit a broader scope of indemnification (including, without limitation, the deletion or limiting of one or more of the provisos to the applicability of indemnification), subparagraph 2(b) shall be deemed to be amended concurrently with the amendment to the Act so as to provide such broader indemnification.

(d)
The indemnity described in this Agreement shall not apply to (i) claims initiated by the Indemnified Party against the Corporation or any Corporation Affiliate except for claims relating to the enforcement of this Agreement or (ii) claims initiated by the Indemnified Party against any other person or entity unless the Corporation or any Corporation Affiliate has joined with the Indemnified Party in or consented to the initiation of such proceeding.

3.
Advance of Expenses

All Costs, Charges and Expenses reasonably incurred by the Indemnified Party and covered hereunder shall, if requested by the Indemnified Party within a reasonable time, be paid by the Corporation immediately, with the understanding and agreement being herein made that, in the event it is ultimately determined as provided hereunder that the Indemnified Party was not entitled to be so indemnified, or was not entitled to be fully so indemnified, the Indemnified Party shall indemnify and hold harmless the Corporation, and pay to the Corporation forthwith after such ultimate determination, such amount or the appropriate portion thereof, so paid. In the event of dispute, the Corporation, or Indemnified Party, at the Corporation’s expense, shall make an application to the court to approve the indemnity.

4.
Tax Adjustments

In the event that the Indemnified Party is required by any taxing authority to pay income tax on any amounts paid by the Corporation to the Indemnified Party hereunder, such amounts paid hereunder shall be increased by an amount equal to such tax liability in the event that the amounts required to be paid to the Indemnified Party and/or the Corporation hereunder have been paid at the time that the Indemnified Party receives notice of such tax liability, the Corporation shall pay the amount of such tax liability to the Indemnified Party forthwith upon notice from the Indemnified Party.

5.
Other Rights and Remedies

Indemnification and immediate payment of incurred Costs, Charges and Expenses as provided by this Agreement shall not be deemed to derogate from or exclude any other rights to which the Indemnified Party may be entitled under any provision of the Act or otherwise at law, the articles or by-laws of the Corporation or Corporation Affiliate, this Agreement, any vote of shareholders of the Corporation or Corporation Affiliate, or otherwise, both as to matters arising out of their capacity as a director or officer of the Corporation or Corporation Affiliate, or as to matters arising out of another capacity with the Corporation or Corporate Affiliate while being a director or officer of the Corporation or Corporation Affiliate, and shall continue after the Indemnified Party has ceased to be a director or officer of the Corporation or Corporation Affiliate.

6.
Notice of Proceedings

The Indemnified Party agrees to give notice to the Corporation as soon as is reasonably practical after being served with any statement of claim, writ, notice of motion, indictment or other document commencing or continuing any civil, criminal or administrative action, proceeding, investigation, inquiry or hearing to which the Indemnified Party is a party, whether or not charges have been laid against the Corporation, Corporation Affiliate or Indemnified Party, by reason of being or having been a director or officer of the Corporation or Corporation Affiliate and the Corporation agrees to give notice to the Indemnified Party in writing as soon as is reasonably practical after:

(a)
being served with any such statement of claim, writ, notice of motion, indictment or other document commencing or continuing any civil, criminal, or administrative action, proceeding, investigation, inquiry or hearing to which the Indemnified Party is a party, whether or not charges have been laid against the Corporation, Corporation Affiliate or Indemnified Party; or

(b)
receiving notice of any such civil, criminal or administrative action, proceeding, investigation, inquiry or hearing to which the Indemnified Party is a party, whether or not charges have been laid against the Corporation, Corporation Affiliate or Indemnified Party.

If the Corporation receives notice from any other source of any matter which the Indemnified Party would otherwise be obligated hereunder to give notice of to the Corporation, then the Indemnified Party shall be relieved of their obligation hereunder to give notice to the Corporation, provided the Corporation has not suffered any material damage from the failure of the indemnified Party to give notice as herein required.

7.	Right to Retain Counsel

The Corporation agrees to promptly retain counsel who shall be reasonably satisfactory to the Indemnified Party to represent the Indemnified Party. If the Corporation assumes conduct of the defence on behalf of the Indemnified Party, the Indemnified Party hereby consents to the conduct thereof and to any action taken by the Corporation, in good faith, in connection therewith and the Indemnified Party will fully cooperate in such defence including, without limitation, providing documents, attending examinations for discovery, making affidavits, meeting with counsel, testifying and divulging to the Corporation all information reasonably required to defend or prosecute the proceeding.

In any such matter the Indemnified Party shall have the right to retain other counsel to act on their behalf, provided that the fees and disbursements of such other counsel shall be paid by the Indemnified Party unless:

(a)	the Indemnified Party and the Corporation or Corporation Affiliate shall have mutually agreed in writing to the retention of such other counsel, or

(b)
the parties to any such civil, criminal or administrative action, proceeding, investigation, inquiry or hearing (including any added third, or interpleaded parties) include the Corporation or Corporation Affiliate and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (including the availability of different defences), in which event the Corporation and Corporation Affiliate, jointly and severally agree to pay the fees and disbursements of such counsel.

9.
Further Acts, Cooperation, and Settlement

Each of the parties to this Agreement shall do all such further acts and shall execute all such further documents and assurances as the other or another party reasonably requires in order to carry out the terms of this Agreement, including provision of information and reasonable cooperation with the Indemnified Party, the Corporation or Corporation Affiliates, as the case may be, in the defence, settlement, or other resolution of a matter giving rise to indemnification in this Agreement.

The Corporation shall be permitted to enter into a settlement agreement in respect of any matter giving rise to indemnification hereunder, and the Indemnified Party agrees to consent to any such settlement agreement provided that the settlement agreement unconditionally releases the Indemnified Party and contains no admission of liability on the Indemnified Party’s part. Any settlement agreement that does not contain those terms shall require the consent of the Indemnified Party, which shall not be unreasonably withheld.

If the Indemnified Party refuses after being requested by the Corporation to give consent to the terms of a proposed settlement which is otherwise acceptable to the Corporation, acting reasonably, the Corporation cannot settle but may require the Indemnified Party to negotiate or defend the proceeding independently of the Corporation at the Indemnified Party’s expense. In such event any amount recovered by the claimant in excess of the amount for which settlement could have been made by the Corporation shall not be recoverable under this Agreement or otherwise, it being further agreed by the parties that in such event the Corporation shall only be responsible for the Costs, Charges and Expenses up to the time at which such settlement could have been made.

10.
Insurance

The Corporation and Corporation Affiliates, as the case may be, agree to obtain and maintain directors’ and officers’ liability insurance for the benefit of the Indemnified Party, as applicable, containing such customary terms and conditions and in such amounts as are available to the Corporation and Corporation Affiliates on reasonable commercial terms, having regard to the cost of the insurance and the nature and size of the business and operations of the Corporation and Corporation Affiliates, from time to time.

Upon request, the Corporation and Corporation Affiliates will provide to the Indemnified Party copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements, and other related materials.

The Corporation and Corporation Affiliates, as the case may be, shall, as soon as reasonably practicable and, in any event, within 120 days after receipt of notice thereof, advise the Indemnified Party of any material change in the insurance contemplated in this Section 10.  For this purpose, “material change” shall include, but not be limited to, a change in the insurer or insurers or reinsurer or reinsurers or in the rating of any of them; a change in the policy limits; an increase in the deductible; a change in the risks covered or excluded from coverage; notice of any claim made on the insurance; and notice of cancellation or termination of the insurance.

The Indemnified Party hereby assigns to the Corporation the proceeds and benefit of all insurance policies, indemnities or other amounts that may be paid or payable to the Indemnified Party as compensation for losses suffered by the Indemnified Party provided such losses have been indemnified and paid by the Corporation hereunder and the Indemnified Party shall cooperate fully with the Corporation’s efforts to obtain such third-party indemnification or insurance.

11.
Effective Time

This Agreement shall be effective as and from the first day that the Indemnified Party became or becomes a director and/or officer of the Corporation or commenced or commences to serve as an officer or director of a Corporation Affiliate.

12.
Notices

Unless otherwise permitted by this Agreement, all notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been fully given If personally delivered to the party to whom the notice or other communication is directed or, if mailed by prepaid registered mail, on the fifth business day after the date on which it is so mailed (provided that if there is an interruption in the regular postal service during such period arising out of a strike, walk-out, work slowdown or similar labour dispute in the postal system, all days during such interruption occurs shall not be counted):

(a)
if to the Indemnified Party, at:

[●]

(b)
if to the Corporation, at:

[●]

or to such other address as each party may from time to time notify the other of in writing.

13.	Severability

If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever:

(a)
the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing such provisions held to be invalid, illegal, or unenforceable, that are not of themselves in whole invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and

(b)
to the fullest possible extent, the provisions of this Agreement (including, without limitations, all portions of any paragraphs of this Agreement containing any such provisions held to be invalid, illegal or unenforceable, that are not of themselves in whole invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision which is held to be invalid, illegal or unenforceable.

14.	Governing Law

The parties hereto agree that this agreement shall be construed and enforced in accordance with the laws in force in the Province of Alberta, without regard to conflict of laws principles.

15.	Modification and Waiver

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.	Entire Agreement

This Agreement shall supersede and replace any and all prior agreements between the parties hereto respecting the matters set forth herein, and shall constitute the entire agreement between the parties hereto in respect of the matters set forth herein.

17.	Successors and Assigns

This Agreement shall be binding upon and enure to the benefit of the Corporation and its successors and assigns and to the Indemnified Party and their estate, executors, administrators, legal representatives, and lawful heirs.

18.	Successor Legislation

Any references herein to any enactment shall be deemed to be references to such enactment as the same may be amended or replaced from time to time and, in the event that the Corporation is continued, incorporated, amalgamated, arranged under or otherwise becomes governed by an enactment other than the Act, then all references herein to the Act shall be deemed to be references to such enactment as the same may be amended or replaced from time to time.

18.
Execution in Counterpart

This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument. To evidence its execution of an original counterpart of this Agreement, a party may send a copy of its original signature on the execution page hereof to the other party by facsimile transmission and such transmission shall constitute delivery of an executed copy of this Agreement to the receiving party.

19.
Independent Legal Advice

The Indemnified Party acknowledges that they have read and understands this Agreement as set out above and that they voluntarily agree to same. The Indemnified Party acknowledges that they have had the opportunity to obtain legal advice in relation thereto and has done so or refused to do so of their own volition. Furthermore, the Indemnified Party acknowledges and agrees that they have been provided with good and valid consideration from the Company in relation to their entering into this Agreement. The Indemnified Party acknowledges and agrees that upon execution this Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto.

[Signature page follows.]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as at the date first above written.

Corporation:	DEVVSTREAM CORP., on its own behalf and on behalf of any and all corporation affiliates

Per:

Indemnified Party:
Name: